Exhibit 99.1

Lantheus and GE Healthcare Announce the Signing of a Definitive License Agreement for Worldwide Development and Commercialization of Flurpiridaz F 18

Companies also announce the extension and expansion of their existing commercial supply agreement for nuclear products through 2020

NORTH BILLERICA, Mass. (April 25, 2017) – Lantheus Holdings, Inc. (NASDAQ: LNTH), parent company of Lantheus Medical Imaging, Inc. (collectively, “Lantheus”), and GE Healthcare (NYSE:GE), today announced the signing of a definitive license agreement (the “definitive agreement”) for the continued Phase III development and worldwide commercialization of flurpiridaz F 18, an investigational positron emission tomography (PET) myocardial perfusion imaging (MPI) agent that may improve the diagnosis of coronary artery disease (CAD), the most common form of heart disease. The definitive agreement follows the signing of a term sheet previously announced in late February 2017.

Under the definitive agreement, GE Healthcare will lead and fund the development program of flurpiridaz F18, including the second Phase III clinical study. GE Healthcare will also have exclusive worldwide rights for the commercialization of flurpiridaz F18. Lantheus will collaborate in both the development and commercialization process through a joint steering committee. Lantheus also maintains the option to co-promote the agent in the U.S.

Lantheus will receive a USD 5 million upfront cash payment and, if successful, up to USD 60 million in regulatory and sales milestones payments, plus double-digit royalties on U.S. sales and single-digit royalties on sales outside of the U.S.

Separately, the companies have also extended and expanded their current commercial agreement under which Lantheus will continue to supply GE Healthcare with TechneLite® (Technetium Tc99m Generators), Gallium-67 (Gallium Citrate Ga 67 Injection), and Xenon-133 (Xenon Xe 133 Gas) through December 31, 2020.

Mary Anne Heino, President and CEO of Lantheus commented, “With our definitive agreement for flurpiridaz F 18 in place, we look forward to collaborating with GE Healthcare to complete the development and commercialization efforts to bring this novel PET cardiac imaging agent to market. On the nuclear medicine products contracting strategy front, we are excited to extend and expand our longstanding commercial relationship with GE through a multi-year supply agreement.”

Emmanuel Ligner, General Manager of Core Imaging for GE Healthcare said, “We are committed to strengthening and expanding our nuclear portfolio through this strategic partnership with Lantheus and potentially offer a new diagnostic option to clinicians and patients in CAD. I’m thrilled to bring GE Healthcare’s proven track record of new product development and commercialization to this agreement as well as the quality and reliability that our customers expect globally.”

About Flurpiridaz F 18 and Coronary Artery Disease

Flurpiridaz F 18, a fluorine 18-labeled agent that binds to mitochondrial complex 1 (MC-1)1, was designed to be a novel PET imaging agent that may better evaluate patients with known or suspected CAD, which is the most common form of heart disease2, affecting an estimated 15.5 million Americans 20 years of age or older3. CAD is the leading cause of death in the United States for both men and women2. Each year more than 400,000 Americans die from CAD2. In the first phase 3 study, flurpiridaz F 18 demonstrated improved CAD detection and reduced radiation exposure over standard single photon emission computed tomography (SPECT). In subgroup analyses, the risk-benefit profile of flurpiridaz F 18 PET imaging appeared to be favorable in women, obese patients and patients with multi-vessel disease. It is important to note that, with a 110 minute half-life, flurpiridaz F 18 can be used in conjunction with treadmill exercise, which is not feasible with other currently available PET tracers for MPI.

About PET and MPI

PET imaging or a PET scan is a type of nuclear medicine imaging procedure4 that provides information about the function and metabolism of the body’s organs, unlike computed tomography (CT) or magnetic resonance imaging (MRI), which primarily show anatomy and structure5. MPI is a non-invasive test that utilizes a small amount of radioactive material (radiopharmaceutical) injected into the body to depict the distribution of blood flow to the heart. MPI is used to identify areas of reduced blood flow to the heart muscle. The test is typically conducted under both rest and stress conditions, after which physicians examine and compare the two scans and predict whether the patient has significant coronary artery disease6. Although SPECT is most commonly used for MPI7, PET imaging has gained considerable support and use in the field of cardiovascular imaging, as it offers many advantages to SPECT, including higher spatial and contrast resolution, resulting in higher image quality and improved diagnostic accuracy, accurate attenuation correction and risk stratification8.

About Lantheus Holdings, Inc. and Lantheus Medical Imaging, Inc.

Lantheus Holdings, Inc. is the parent company of Lantheus Medical Imaging, Inc., a global leader in the development, manufacture and commercialization of innovative diagnostic imaging agents and products. LMI provides a broad portfolio of products, which are primarily used for the diagnosis of cardiovascular diseases. LMI’s key products include the echocardiography contrast agent DEFINITY® Vial for (Perflutren Lipid Microsphere) Injectable Suspension; TechneLite® (Technetium Tc99m Generator), a technetium-based generator that provides the essential medical isotope used in nuclear medicine procedures; and Xenon (Xenon Xe 133 Gas), an inhaled radiopharmaceutical imaging agent used to evaluate pulmonary function and for imaging the lungs. LMI is headquartered in North Billerica, Massachusetts with offices in Puerto Rico and Canada. For more information, visit www.lantheus.com.

About GE Healthcare

GE Healthcare provides transformational medical technologies and services to meet the demand for increased access, enhanced quality and more affordable healthcare around the world. GE (NYSE: GE) works on things that matter - great people and technologies taking on tough challenges. From medical imaging, software & IT, patient monitoring and diagnostics to drug discovery, biopharmaceutical manufacturing technologies and performance improvement solutions, GE Healthcare helps medical professionals deliver great healthcare to their patients. For more information about GE Healthcare, visit www.gehealthcare.com.

Safe Harbor for Forward-Looking and Cautionary Statements

This press release contains forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995, including with regard to the finalization and execution of a definitive agreement relating to completion of the development of, and expected value of, the flurpiridaz F 18 program. Such forward-looking statements are subject to risks and uncertainties that may be described from time to time in our filings with the Securities and Exchange Commission. Readers are cautioned not to place undue reliance on the forward-looking statements contained herein, which speak only as of the date hereof. The Company undertakes no obligation to publicly update any forward-looking statement, whether as a result of new information, future developments or otherwise, except as may be required by law.

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[1]	Yalamanchili, P, Wexler, E, Hayes, M, Yu, M, MD, Bozek J, Radeke, H, Azure, M, Purohit, A, Casebier, DS, and Robinson, SP. Mechanism of uptake and retention of 18F BMS-747158-02 in cardiomyocytes: A novel PET myocardial imaging agent. Journal Nuclear Cardiology 2007 Nov-Dec;14(6):782-8.
[2]	National Institutes of Health, National Heart, Lung, and Blood Institute. Coronary Artery Disease: Who Is At Risk. http://www.nhlbi.nih.gov/health/dci/Diseases/Cad/CAD_WhoIsAtRisk.html. Accessed April 2017.
[3]	Heart Disease and Stroke Statistics. 2016 Update: A Report From the American Heart Association. Circulation. 2016;133:e38-e360.
[4]	Radiology Info. What is Positron Emission Tomography – Computed Tomography (PET/CT) Scanning. http://www.radiologyinfo.org/en/info.cfm?pg=PET. Accessed April 2017.
[5]	National Institutes of Health. NIH Clinical Center. Positron Emission Tomography Department Overview. http://clinicalcenter.nih.gov/pet/. Accessed April 2017.
[6]	Society of Nuclear Medicine. Procedure Guidelines for Myocardial Perfusion Imaging. Version 3.0 June 2002. http://interactive.snm.org/docs/pg_ch02_0403.pdf.
[7]	Salerno, M and Beller, GA, Noninvasive Assessment of Myocardial Perfusion. Circ Cardiovasc Imaging. 2009; 2:412-424.
[8]	Heller, G, Calnon, D and Dorbala, S. Recent Advances in Cardiac PET and PET/CT Myocardial Perfusion Imaging. J Nucl Cardiol 2009; 16:962-9.

CONTACTS:

Lantheus Holdings, Inc.

Meara Murphy

978-671-8508

Gary Santo

978-671-8960

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